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                                                                     EXHIBIT 1.1
                   HOUSEHOLD CREDIT CARD MASTER NOTE TRUST I

                                Series 2000-[.]

        $[.] Class A [Floating Rate] [.]% Asset Backed Notes, Series [.] $[.] Class B [Floating Rate] [.]% Asset Backed Notes, Series [.] $[.] Class C [Floating Rate] [.]% Asset Backed Notes, Series [.]


                             UNDERWRITING AGREEMENT


                                                                       [.], 2000

[.]
as Representative of the
Underwriters set forth herein (the "Representative")
[Address]


Dear Sirs:

          Household Bank (Nevada), N.A. (the "Bank") has conveyed and proposes to further convey, from time to time, the receivables (the "Receivables") that are generated in a portfolio of certain consumer revolving credit card accounts and other rights and property to Household Receivables Funding, Inc. III (the "Transferor"), which has conveyed and will convey the Receivables to the Household Credit Card Master Note Trust I (the "Issuer"), and the Transferor proposes to cause the Issuer to sell to you and to the underwriters named in
Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), $[.] Class A [Floating Rate] [.]% Asset Backed Notes, Series [.] (the "Class A Notes"), $[.] Class B [Floating Rate] [.]% Asset Backed Notes, Series [.] (the "Class B Notes") and $[.] Class C [Floating Rate] [.]% Asset Backed Notes, Series [.] (the "Class C Notes" and, together with the Class A Notes and the Class B Notes, the "Notes") in the Trust. The Receivables have been, and will from time to time be, conveyed to the Transferor by the Bank pursuant to a Receivables Purchase Agreement, dated as of [.], 2000 (the "Receivables Purchase Agreement"), between the Bank and the Transferor. The Receivables have been, and will from time to time be, conveyed by the Transferor to the Issuer pursuant to a Transfer and Servicing Agreement, dated as of [.], 2000 (the "Transfer and Servicing Agreement"), among the Transferor, Household Finance Corporation ("HFC"), as servicer (the "Servicer"), and the Issuer. The Bank, the Transferor and HFC are direct or indirect subsidiaries of Household International, Inc. ("Household"). HFC, the Bank and the Transferor are referred to collectively

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herein as the "Household Entities".

          The Issuer is a Delaware statutory business trust formed pursuant to
(a) a Trust Agreement, dated as of [.], 2000 (the "Trust Agreement"), between the Transferor and Wilmington Trust Company ("WTC"), as owner trustee (the "Owner Trustee") and (b) the filing of a certificate of trust with the Secretary of State of Delaware on [.], 2000.

          The Notes will be issued pursuant to a Master Indenture, dated as of [.], 2000 (the "Master Indenture"), between the Issuer and Wells Fargo Bank Minnesota, N.A., as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 2000-[.] Indenture Supplement with respect to the Notes to be dated as of [.], 2000 (the "Indenture Supplement," and together with the Master Indenture, the "Indenture").

          HFC has agreed to provide notices and perform on behalf of the Issuer certain other administrative obligations required of the Issuer by the Transfer and Servicing Agreement, the Master Indenture and each indenture supplement for each series of Notes issued by the Issuer, pursuant to an Administration Agreement, dated as of [.], 2000 (the "Administration Agreement"), between HFC, as administrator (in such capacity, the "Administrator"), and the Issuer. The Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Indenture, the Trust Agreement and the Administration Agreement are referred to herein, collectively, as the "Transaction Documents."

          The Notes will be sold pursuant to this Underwriting Agreement (this "Agreement") and will represent undivided interests in certain assets of the Trust (as hereinafter described).

          Capitalized terms used herein without definition shall have the meanings set forth in the Transaction Documents.

          Representations and Warranties of the Bank and the Transferor.
          -------------------------------------------------------------

          (a) Each of the Bank and the Transferor, each as to itself, represents and warrants to, and agrees with, each Underwriter as set forth in this Section 1(a). Certain terms used in this Section 1(a) are defined in the second paragraph of subsection 1(a)(i) below.

               (i) A registration statement on Form S-3 (Nos. [.] and [.]), including a form of prospectus and such amendments thereto as may have been filed prior to the date hereof, relating to the Notes and the offering thereof in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed by the Transferor with, and has been declared effective by, the Commission. If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission.

               The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective under the Act. "Execution Time" shall mean the date

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          and time that this Agreement is executed and delivered by the parties hereto. "Registration Statement" shall mean the registration statement referred to in the preceding paragraph and any registration statement required to be filed under the Act or rules thereunder, including amendments, incorporated documents, exhibits and financial statements, in the form in which it has or shall become effective and, in the event that any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. "Rule 424" refers to such rule under the Act. The Transferor proposes to file with the Commission pursuant to Rule 424(b) ("Rule 424(b)") under the Act a supplement (the "Prospectus Supplement") to the prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the "Base Prospectus") relating to the Notes and the method of distribution thereof. The Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, are hereinafter referred to as the "Prospectus."

               (ii) On the Effective Date, the Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission thereunder and the TIA and the rules and regulations thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus conform, and at the time of filing of the Prospectus pursuant to Rule 424(b) the Registration Statement and the Prospectus will conform, in all respects with the requirements of the Act and the Rules and Regulations and the TIA and the rules and regulations thereunder and neither of such documents includes, or will include, any untrue sta tement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided,
                                                                   --------
          however, that neither the Bank nor the Transferor makes any
          -------
          representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplements thereto) in reliance upon and in conformity with information furnished in writing to the Bank or the Transferor by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplements thereto).

               (iii) The Bank is duly organized, validly existing and in good standing as a national banking association under the laws of the United States and the Transferor is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Bank and the Transferor has all requisite power and authority to own its properties and conduct its business as presently conducted and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where failure to have such requisite power and

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          authority or to be so qualified would not have a material adverse effect on the business or consolidated financial condition of the Bank or the Transferor.

               (iv) Neither the Transferor nor the Bank is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Transferor or the Bank, as the case may be, is subject, except where any such violation or default would not have a material adverse effect on the transactions contemplated by this Agreement.

               (v) The execution, delivery and performance by the Transferor of each of this Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement and the Trust Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Transferor pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Transferor is a party or by which it may be bound, or to which any of the property or assets of the Transferor is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Transferor or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

               (vi) The execution, delivery and performance by the Bank of this Agreement and the Receivables Purchase Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Bank pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Bank is a party or by which it may be bound, or to which any of the property or assets of the Bank is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Bank or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

               (vii) This Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement and the Trust Agreement have been duly executed and delivered by the Transferor; and this Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement and the Trust Agreement constitute legal, valid and binding instruments enforceable against the

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          Transferor in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and the rights and remedies of creditors of thrifts, savings institutions or national banking associations, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.

               (viii) This Agreement and the Receivables Purchase Agreement have been duly executed and delivered by the Bank; and this Agreement and the Receivables Purchase Agreement constitute legal, valid and binding instruments enforceable against the Bank in accordance with their respective terms, subject as to the enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and the rights and remedies of creditors of thrifts, savings institutions or national banking associations, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities law.

               (ix) The Bank has authorized the conveyance of the Receivables to the Transferor; the Transferor has authorized the conveyance of the Receivables to the Issuer; and the Transferor has directed the Issuer to issue and sell the Notes.

               (x) The Bank will, upon request by the Representatives, provide to the Representatives complete and correct copies of publicly available portions of the Consolidated Reports of Condition and Income of the Bank for the year ended [.], as submitted to the Comptroller of the Currency. Except as set forth or contemplated in the Registration Statement and the Prospectus, there has been no material adverse change in the consolidated condition (financial or otherwise) of the Bank and its subsidiaries taken as a whole since [.].

               (xi) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, each of the Transaction Documents and the Notes shall have been paid or will be paid by the Transferor at or prior to the Closing Date.

               (xii) The Notes have been duly and validly authorized, and, when validly executed, authenticated, issued and delivered in accordance with the Indenture and as provided herein will conform in all material respects to the description thereof contained in the Prospectus and will be validly issued and outstanding and entitled to the benefits of the Indenture.

               (xiii) There are no legal or governmental proceedings pending, or to the knowledge of the Bank or the Transferor threatened, to which the Bank or the Transferor is a party or of which any property of any of them is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the shareholder's equity or

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          consolidated financial position of such person and its subsidiaries taken as a whole, or which would have a material adverse effect upon the consummation of this Agreement.

               (xiv) [.] is an independent public accountant with respect to the Bank and Transferor.

               (xv) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body of the United States is required for the issue and sale of the Notes, or the consummation by the Bank or the Transferor of the other transactions contemplated by this Agreement or any Transaction Document to which it is a party, except for (A) the registration under the Act of the Notes, (B) such consents, approvals, authorizations, orders, registrations, qualifications, licenses or permits as have been obtained or as may be required under State securities or Blue Sky laws in connection with the purchase of the Notes and the subsequent distribution of the Notes by the Underwriters or (C) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of the Bank and its subsidiaries taken as a whole or the Transferor or the transactions contemplated by such agreements.

               (xvi) Neither the Bank nor the Transferor will conduct their operations while any of the Notes are outstanding in a manner that would require the Transferor or the Issuer to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act") as in effect on the date hereof.

          (b) HFC represents and warrants to, and agrees with, each Underwriter as set forth in this Section 1(b).

               (i) HFC is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation. HFC has all requisite power and authority to own its properties and conduct its business as presently conducted and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where the failure to have such power and authority or to be so qualified would not have a material adverse effect on the business or consolidated financial condition of HFC and its subsidiaries taken as a whole.

               (ii) HFC is not in violation of its restated articles of incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HFC is a party or by which it may be bound, or to which any of the property or assets of HFC is subject except where any such violation or default would not have a material adverse effect on the transactions contemplated by this Agreement.

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               (iii)     The execution, delivery and performance by HFC of this
          Agreement, the Transfer and Servicing Agreement and the Administration Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of HFC pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HFC is a party or by which it may be bound, or to which any of the property or assets of HFC is subject, nor will such action result in any violation of the provisions of the charter or by-laws of HFC or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

               (iv) This Agreement, the Transfer and Servicing Agreement and the Administration Agreement have been duly executed and delivered by HFC; and this Agreement, the Transfer and Servicing Agreement and the Administration Agreement constitute legal, valid and binding instruments enforceable against HFC in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.

               (v) HFC will, upon request by the Representatives, provide to the Representatives complete and correct copies of all reports filed by it with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during 1997. Except as set forth in or contemplated in such reports, there has been no material adverse change in the consolidated financial condition of HFC and its subsidiaries taken as a whole since the respective dates as of which information is given in the Prospectus.

               (vi) There are no legal or governmental proceedings pending, or to the knowledge of HFC threatened, to which HFC is a party or of which any of its property is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the shareholder's equity or consolidated financial position of HFC and its subsidiaries taken as a whole or which would have a material adverse effect upon the consummation of this Agreement.

               (vii) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body of the United States is required for the consummation by HFC of the transactions contemplated by this Agreement, the Transfer and Servicing Agreement and the Administration Agreement, except for (A) the registration under the Act of the Notes,
          (B) such consents, approvals, authorizations, orders,

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          registrations, filings, qualifications, licenses or permits as have been obtained or as may be required under State securities or Blue Sky laws in connection with the purchase of the Notes and the subsequent distribution of the Notes by the Underwriters or (C) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of HFC and its subsidiaries taken as a whole or the transactions contemplated by such agreements.

               (viii) [.] is an independent public accountant with respect to HFC.

          (c) Any certificate signed by an officer on behalf of any of the Household Entities and delivered to the Underwriters or counsel for the Underwriters in connection with an offering of the Notes shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this
Section 1 are made.

          Purchase and Sale.
          -----------------

(a) Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Transferor agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Transferor the principal amount of Class A Notes set forth opposite such Underwriter's name in
    Schedule I pursuant to the terms of this Agreement at a purchase price equal to [.]% of the aggregate principal amount represented by the Class A Notes.

(b) Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Transferor agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Transferor the principal amount of Class B Notes set forth opposite such Underwriter's name in
    Schedule I pursuant to the terms of this Agreement at a purchase price equal to [.]% of the aggregate principal amount represented by the Class B Notes.

(c) Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Transferor agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Transferor the principal amount of Class C Notes set forth opposite such Underwriter's name in
    Schedule I pursuant to the terms of this Agreement at a purchase price equal to [.]% of the aggregate principal amount represented by the Class C Notes.

          Delivery and Payment.
          --------------------

          Delivery of and payment for the Notes to be purchased by the Underwriters in accordance with this Agreement shall be made at 9:00 A.M. at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103 on [.], which date, time or place may be postponed or changed by agreement between the Representatives and the Transferor (such date and time of delivery and payment for the Notes being herein referred to as the "Closing Date"). Delivery of one or more global notes representing the Notes shall be made

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to the accounts of the several Underwriters against payment by the several
Underwriters of the purchase price therefor, to or upon the order of the Transferor by one or more wire transfers in immediately available funds. The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the Notes will be available only under limited circumstances as described in the Indenture.

          The Transferor agrees to have copies of the global notes or the Definitive Notes available for inspection, checking and packaging by the Underwriters in New York, New York, not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

          Offering by Underwriters.
          ------------------------

(a) It is understood that the Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

(b) Each Underwriter severally agrees that if it is a foreign broker dealer not eligible for membership in the National Association of Securities Dealers, Inc. (the "NASD"), it will not effect any transaction in the Notes within the United States or induce or attempt to induce the purchase of or sale of the Notes within the United States, except that it shall be permitted to make sales to the other Underwriters or to its United States affiliates provided that such sales are made in compliance with an exemption of certain foreign brokers or dealers under Rule 15a-6 under the Exchange Act and in conformity with the NASD's Conduct Rules as such Rules apply to non-NASD brokers or dealers.

(c) Each Underwriter severally represents and agrees that (i) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; (ii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Notes if that person is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 (as amended); (iii) if it is an authorized person under Chapter III of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Collective Investment Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in the Prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Collective Investment Schemes) Regulations 1991; and (iv) it is a person of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 (as amended).

          Agreements.  Each of the Household Entities, each as to itself,
          ----------
 covenants and agrees with the several Underwriters that:

(a) Immediately following the execution of this Agreement, the Transferor will prepare a Prospectus Supplement setting forth the amount of Notes covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Notes are to

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    be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as the Transferor deems appropriate. The Transferor will transmit the Prospectus, including such Prospectus Supplement, to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b). The Transferor will promptly advise the Representatives (i) when the Registration Statement shall have become effective, (ii) when any amendment thereof shall have become effective,
    (iii) of any request by the Commission for any amendment or supplement of the Registration Statement or the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Transferor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Transferor will not file any amendment of the Registration Statement or supplement to the Prospectus to which the Representatives reasonably object. The Transferor will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a Prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to supplement such Prospectus to comply with the Act or the rules thereunder, the Transferor shall be required to notify the Representatives and upon the Representatives' request to prepare and furnish without charge to each Underwriter as many copies as such Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which shall correct such statement or omission or effect such compliance.

(c) As soon as practicable, the Transferor will make generally available to Noteholders and to the Representatives an earnings statement or statements of the Issuer which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) The Transferor will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Prospectus and any supplement thereto as the Underwriters may reasonably request.

(e) The Household Entities, jointly and severally, agree to pay all expenses incidental to the performance of their obligations under this Agreement, including without limitation (i) expenses of preparing, printing and reproducing the Registration Statement, the Prospectus, this Agreement, the Transaction Documents and the Notes, (ii) any fees charged by any rating agency for the rating of the Notes, (iii) any expenses (including reasonable fees and disbursements of counsel not to exceed $[.]) incurred by the Underwriters in connection with qualification of the Notes for sale under the laws of such jurisdictions as the Representatives designate, (iv) the fees and expenses of [accountants name], (v) the fees and expenses of the Indenture Trustee and any agent of the Indenture Trustee and the fees and disbursements of counsel for the Indenture Trustee in connection with the Indenture and the Notes, and (vi) the cost of delivering the Notes to the offices of the Underwriters, insured to the satisfaction of the Underwriters (it being understood that, except as provided in this paragraph (e) and in Sections 7 and 8 hereof, the Underwriters will pay their own expenses, including the expense of preparing, printing and reproducing this Agreement, any agreement among underwriters, the fees and expenses of counsel for the Underwriters, any transfer taxes on resale of any of the Notes by them and advertising expenses connected with any offers that the Underwriters may make).

(f) The Transferor will take all reasonable actions requested by the Underwriters to arrange for the qualification of the Notes for sale under the laws of such jurisdictions within the United States or as necessary to qualify for the Euroclear System or Clearstream Banking, societe anonyme and as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes.

(g) For so long as the Notes are outstanding, the Transferor shall deliver to the Representatives by first-class mail and as soon as practicable a copy of all reports and notices related to Series 2000-[.] and delivered to the Owner Trustee, the Indenture Trustee or the Noteholders under the Indenture.

(h) For so long as the Notes are outstanding, the Household Entities will furnish to the Representatives as soon as practicable after filing, any other information concerning the Household Entities filed with any government or regulatory authority which is otherwise publicly available, as the Representatives may reasonably request.

(i) To the extent, if any, that any rating provided with respect to the Notes set forth in Sections 6(j), (k) and (l) hereof is conditional upon the furnishing of documents reasonably available to the Household Entities, the Household Entities shall furnish such documents.

               Section 2.   Conditions of Closing; Termination of Rights Under
                            --------------------------------------------------
Section 2. The obligations of the Underwriters to purchase and pay for the Notes
-------
on the Closing Date shall be subject to the material accuracy of the representations and warranties of the Household Entities contained herein as of the Execution Time and as of the Closing Date, to the material accuracy of the statements of the Household Entities made in any certificates delivered pursuant to the provisions hereof, to the performance by the Household Entities of their obligations hereunder and to the following additional conditions:

               (a) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement; and, prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

               (b) Each of the Household Entities shall have delivered a certificate, dated the Closing Date, signed by its President or any Vice President and its principal financial or principal accounting officer or its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary to the effect that the signers of such certificate, on behalf of the named Household Entity, have carefully examined this Agreement, each of the Transaction Documents, the Prospectus (and any supplements thereto) and the Registration Statement, stating that:

               (i) the representations and warranties of such Household Entity in this Agreement are true and correct in all material respects at and as of the date of such certificate as if made on and as of such date (except to the extent they expressly relate to an earlier date);

               (ii) such Household Entity has complied, in all material respects, with all the agreements and satisfied, in all material respects, all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

               (iii) nothing has come to the attention of such Household Entity that would lead it to believe that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

               (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the signor, threatened.

          (c) John W. Blenke, Vice President - Corporate Law and Assistant Secretary of Household, as counsel for the Household Entities, shall have delivered a favorable opinion with respect to clauses (i) through (xiii) of this paragraph (c), Orrick, Herrington & Sutcliffe LLP, special counsel to the Household Entities, shall have delivered a favorable opinion with respect to clauses (xiv) through (xvii) and [Woodburn and Wedge], special Nevada counsel to the Household Entities, shall have delivered a favorable opinion with respect to clause (xviii) of this paragraph (c) each opinion shall be dated the Closing Date and satisfactory in form and substance to the Representatives and counsel for the Underwriters, to the effect that:

               (i) the Bank has been duly chartered as a national banking association and is validly existing and in good standing under the laws of the United States, is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, and has full power and authority to own its properties, and to enter into and perform its obligations under the Receivables Purchase Agreement, except where failure to have such power and authority or to be so qualified will not have a material adverse effect on the business or consolidated financial condition of the Bank and its subsidiaries taken as a whole;

               (ii) each of HFC and the Transferor is duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to own its properties and to conduct its business, except where failure to have such power and authority do not have a material adverse effect, as the case may be, on the business or consolidated financial condition of HFC and its subsidiaries, taken as a whole, or the Transferor, to enter into and perform its obligations under this Agreement and the Transaction Documents which it is a party thereto and to consummate the transactions contemplated hereby and thereby;

               (iii) this Agreement and each of the Transaction Documents have been duly authorized, executed and delivered by HFC, the Bank or the Transferor, as the case may be, and, when executed by the Indenture Trustee and the Representatives, constitute the legal, valid and binding agreement of HFC, the Bank or the Transferor, as the case may be, enforceable in accordance with its terms subject, as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and the rights and remedies of creditors of thrifts, savings institutions or national banking associations, (B) to general principles of equity (regardless of whether enforcement is sought in a proceedings in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws;

               (iv) the Notes have been duly created and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued and outstanding, enforceable in accordance with their terms subject, as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and the rights and remedies of creditors of thrifts, savings institutions or national banking associations and (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

               (v) neither the execution nor the delivery of this Agreement or any Transaction Document nor the issuance or delivery of the Notes, nor the consummation of any of the transactions contemplated herein or therein, nor the fulfillment of the terms of the Notes, this Agreement or any Transaction Document will conflict with or violate any term or provision of the charter, by-laws or organizational documents of any of the applicable Household Entities, as the case may be, or result in a breach or violation of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the applicable Household Entities pursuant to, any material statute currently applicable to any of them or any order or regulation known to such counsel to be currently applicable to any of them of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Bank or the Transferor, as the case may be, or the terms of any indenture or other agreement or instrument known to such counsel to which any of the applicable Household Entities is a party or by which any of them or any of their properties are bound, except where any such conflict, breach, violation, default or encumbrance would not have a material adverse effect on the transactions contemplated by this Agreement;

               (vi) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to this Agreement, the Notes or the Transaction Documents or any of the transactions contemplated herein or therein or with respect to the Household Entities which, in the case of any such action, suit or proceeding with respect to any of them, would have a material adverse effect on the Noteholders or upon the ability of any of them to perform their obligations under any of such agreements; and the statements included in the Registration Statement and Prospectus describing statutes (other than those relating to tax and ERISA matters), legal proceedings, contracts and other documents (other than financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) fairly summarize the matters therein described;

               (vii) the Registration Statement has become effective under the Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424 has been made in the manner and within the time period required by Rule 424; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; the Registration Statement and the Prospectus (and any supplements thereto) (other than financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

               (viii) such counsel has no reason to believe that at any Effective Date the Registration Statement (excluding any exhibits filed therewith) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus, as of its date, includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than financial and statistical information contained therein as to which such counsel need express no opinion);

               (ix) no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court, federal or state governmental agency or regulatory body is required for any Household Entity to consummate the transactions contemplated in this Agreement or the Transaction Documents, except (A) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as have been made or obtained or as may be required under the State securities or blue sky laws of any jurisdiction in connection with the purchase of the Notes by the Underwriters and the subsequent distribution of the Notes by the Underwriters or (B) where the failure to have such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the Issuer's interests in the Receivables or the transactions contemplated by such agreements;

               (x) the Notes, this Agreement and the Transaction Documents conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

               (xi) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and complies as to form with the TIA and the rules and regulations of the Commission thereunder;

               (xii) the statements in the Registration Statement under the heading "Certain Legal Aspects of the Receivables" to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel or attorneys under the control of such counsel and are correct in all material respects;

               (xiii) the Issuer is not required to be registered as an "investment company" under the 1940 Act;

               (xiv) to the extent that the transfer of the Receivables by the Bank to the Transferor does not constitute an absolute assignment of such Receivables, the Receivables Purchase Agreement creates in favor of the Transferor a security interest in the rights of the Bank in such Receivables, and to the extent that the transfer of the Receivables by the Transferor to the Issuer does not constitute an absolute assignment of such Receivables, the Transfer and Servicing Agreement creates in favor of the Issuer a security interest in the rights of the Transferor in such Receivables;

               (xv) the Indenture creates in favor of the Indenture Trustee a security interest in the rights of the Issuer in the Receivables;

               (xvi) the statements in the Registration Statement and Prospectus under the headings "Prospectus Summary--Tax Status" and "Federal Income Tax Consequences", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material Federal income tax consequences to holders of the Notes and the statements under the heading "ERISA Considerations", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Notes under ERISA;

               (xvii) If the FDIC is appointed as conservator or receiver for the Bank and if a court were to determine that the Indenture Trustee has a security interest in the Receivables and the proceeds thereof, the court would hold that the security interest of the Indenture Trustee would be enforceable against the Bank with respect to the Receivables and such proceeds; and

               (xviii) No other filings or other actions, with respect to the Indenture Trustee's interest in the Receivables, are necessary to perfect the interest of the Indenture Trustee in the Receivables, and proceeds thereof, against third parties, except that appropriate continuation statements must be filed in accordance with the applicable state's requirements, which is presently at least every five years.

          In rendering such opinion, counsel may rely (A) as to matters involving the application of the law of any jurisdiction other than (i) with respect to the opinion delivered by John W. Blenke, Vice President-Corporate Law and Assistant Secretary of Household, the State of Illinois, the United States Federal laws and the corporation law of the State of Delaware and (ii) with respect to the opinion delivered by Orrick, Herrington & Sutcliffe LLP, the State of New York, the United States Federal Laws and the corporation law of the State of Delaware, to the extent deemed proper and stated in each such opinion, upon the opinion of other counsel of good standing believed by each such counsel to be reliable and acceptable to you and your counsel, and (B) as to matters of fact on certificates of responsible officers of the Issuer, Household Entities and public officials. References to the Prospectus in this paragraph (c) include any supplements thereto.

          (d) Orrick, Herrington & Sutcliffe LLP, as counsel for the Underwriters, shall have delivered a favorable opinion dated the Closing Date with respect to the validity of the Notes, this Agreement, the Transfer and Servicing Agreement, the Indenture, the Registration Statement, the Prospectus and such other related matters as the Representatives may reasonably require and the Household Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters. In giving their opinion, Orrick, Herrington & Sutcliffe LLP may rely
(i) as to matters of Illinois law upon the opinions of counsel delivered pursuant to subsection (c) above, (ii) as to matters involving the application of laws of any jurisdiction other than the State of New York, the United States Federal laws or the corporation law of the State of Delaware, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable, and (iii) as to matters of fact, to the extent deemed proper and as stated therein on certificates of responsible officers of the Issuer, Household Entities and public officials.

          (e) At the Execution Time and at the Closing Date, [accountants name] shall have furnished to the Representatives a letter or letters, dated respectively as of the date of this Agreement and the date of the Closing Date, in form and substance satisfactory to the Representatives and counsel for the Underwriters, confirming that they are certified independent public accountants within the meaning of the Act, the Exchange Act and the rules and regulations promulgated thereunder and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Issuer, the Bank and the Transferor) set forth in the Registration Statement and the Prospectus (and any supplements thereto), agrees with the accounting records of the Issuer, and the Household Entities, excluding any questions of legal interpretation, and (ii) they have performed certain specified procedures with respect to the computer programs used to select the Eligible Accounts and to generate information with respect to the Accounts set forth in the Registration Statement and the Prospectus (and any supplements thereto).

          (f) The Representatives shall receive evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements are being or have been filed in the offices of the Secretaries of State of [.] (and such other states as may be necessary or desirable pursuant to applicable state law) reflecting the interest of the Indenture Trustee in the Receivables and the proceeds thereof.

          (g) Counsel to the Indenture Trustee shall have delivered a favorable opinion, dated the Closing Date, and satisfactory in form and substance to the Representatives and counsel for the Underwriters, the Household Entities and their counsel, to the effect that:

                    (i) the Indenture Trustee has been duly incorporated and is validly existing and in good standing as a banking corporation under the laws of the State of [.], is duly qualified to do business in all jurisdictions where the nature of its operations as contemplated by the Indenture requires such qualifications, and has the power and authority (corporate and other) to issue, and to take all action required of it under, Indenture;

                    (ii) the execution, delivery and performance by the Indenture Trustee of the Indenture and the issuance of the Notes by the Indenture Trustee have been duly authorized by all necessary corporate action on the part of the Indenture Trustee, and under present laws do not and will not contravene any law or governmental regulation or order presently binding on the Indenture Trustee or the charter or the by-laws of the Indenture Trustee or contravene any provision of or constitute a default under any indenture, contract or other instrument to which the Indenture Trustee is a party or by which the Indenture Trustee is bound;

                    (iii) the execution, delivery and performance by the Indenture Trustee of the Indenture and the issuance of the Notes by the Indenture Trustee do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any Federal, state or other governmental agency or authority which has not previously been effected;

                    (iv) each of the Notes has been duly authenticated and delivered by the Indenture Trustee and each of the Notes and the Indenture constitute legal, valid and binding agreements of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally); and

                    (v) no approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of [.] having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with its execution and delivery of the Indenture or the performance by the Indenture Trustee of the terms of the Indenture.

          (h) Counsel to the Owner Trustee shall have delivered a favorable opinion, dated the Closing Date, and satisfactory in form and substance to the Representatives and counsel for the Underwriters, the Household Entities and their counsel, to the effect that:

                    (i) the Owner Trustee is duly incorporated and validly existing as a banking corporation in good standing under the laws of the State of Delaware and has the power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby;

               (ii) the Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms;

               (iii) each of the Indenture, the Trust Agreement and the Transfer and Servicing Agreement (collectively referred to in this subsection
          (h) as the "Trust Documents") has been duly executed and delivered by the Owner Trustee, as Owner Trustee on behalf of the Issuer;

               (iv) neither the execution, delivery or performance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Trust Documents, nor the consummation of the transactions by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of the Owner Trustee (other than the filing of the certificate of trust with the Delaware Secretary of State, which certificate of trust has been duly filed);

               (v) neither the execution, delivery and performance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Trust Documents, nor the consummation of the transactions by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, contemplated thereby, is in violation of the charter or bylaws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the United States of America governing the banking or trust powers of the Owner Trustee or, to such counsel's knowledge, without independent investigation, any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to such counsel's knowledge, without independent investigation, of any judgment or order applicable to the Owner Trustee;

               (vi) no consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission of the State of Delaware is required by or with respect to the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, for the valid execution and delivery of the Trust Documents, or for the validity or enforceability thereof (other than the filing of the certificate of trust, which certificate of trust has been duly filed); and

               (vii) to such counsel's knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings affecting the Owner Trustee before any court or other governmental authority which, if adversely determined, would materially and adversely affect the ability of the Owner Trustee to carry out the transactions contemplated by the Trust Agreement.

          (i) Special Delaware counsel to the Issuer shall have delivered a favorable opinion, dated the Closing Date, and satisfactory in form and substance to the Representatives and counsel for the Underwriters, the Household Entities and their counsel, to the effect that;

                    (i) the Issuer has been duly formed and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C 3801 et seq. (referred to in this subsection (i) as the "Delaware Act");

                    (ii) the Trust Agreement constitutes a legal, valid and binding obligation of the Owner Trustee and the Transferor, enforceable against the Owner Trustee and the Transferor, in accordance with its terms;

                    (iii) under the Delaware Act and the Trust Agreement, the execution and delivery of the Transfer and Servicing Agreement and the Indenture, the issuance of the Notes, the Transferor Certificate and the Ownership Interest Certificate and the granting of the Collateral to the Indenture Trustee as security for the Notes has been duly authorized by all necessary trust action on the part of the Issuer;

                    (iv) under the Delaware Act and the Trust Agreement, the Issuer has (i) the trust power and authority to execute, deliver and perform its obligations under the Administration Agreement, the Indenture and the Transfer and Servicing Agreement (collectively referred to in this subsection (i) as the "Trust Documents"), the Notes, the Transferor Certificate and the Owner Interest Certificate and (ii) duly authorized, executed and delivered such agreements and obligations;

                    (v) when the Transferor Certificate and Ownership Interest Certificate have been duly executed and issued by the Issuer and duly authenticated by the Owner Trustee in accordance with the Trust Agreement, the Transferor Certificate and Ownership Interest Certificate will be validly issued and entitled to the benefits of the Trust Agreement;

                    (vi) neither the execution, delivery and performance by the Issuer of the Trust Documents, the Notes, the Transferor Certificate or the Ownership Interest Certificate, nor the consummation by the Issuer of any of the transactions by the Issuer contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the certificate of trust with the Delaware Secretary of State (which certificate of trust has been duly filed) and the filing of any financing statements with the Delaware Secretary of State in connection with the Indenture;

                    (vii) neither the execution, delivery and performance by the Issuer of the Trust Documents, nor the consummation by the Issuer of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Issuer;

                    (viii) under Section 3805(b) of the Delaware Act, no creditor of the Owner shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement;

                    (ix) under Section 3808(a) and (b) of the Delaware Act, the Issuer may not be terminated or revoked by the Owner, and the dissolution, termination or bankruptcy of the Owner shall not result in the termination or dissolution of the Issuer, except to the extent otherwise provided in the Trust Agreement;

                    (x) the Owner Trustee is not required to hold legal title to the Trust Estate in order for the Issuer to qualify as a business trust under the Delaware Act;

                    (xi) with respect to the Issuer and the Receivables: (a) there is no document, stamp, exercise or other similar tax imposed by the State of Delaware upon the perfection of a security interest in the Receivables, in the transfer of the Receivables to or from the Issuer, or upon the issuance of the Notes; (b) there is no personal property tax imposed by the State of Delaware upon or measured by the corpus of the Issuer; (c) the characterization of the Issuer for federal income tax purposes will be determinative of the characterization of the Issuer for Delaware income tax purposes and assuming that the Issuer will be taxed as a partnership for federal income tax purposes, the Issuer will not be subject to Delaware income tax and Noteholders who are not otherwise subject to Delaware income tax will not be subject to tax by reason of their ownership of the Notes and the receipt of income therefrom; and (d) any income tax imposed by the State of Delaware that might be applicable to the Issuer would be based upon "federal taxable income," and for the purposes of determining such income, the characterization of such income for federal income tax purposes will be determinative, whether the characterization of the transaction is that of a sale or a loan; and

                    (xii)  the Owner is the sole beneficial owner of the Issuer.

          (j) The Class A Notes shall be given the highest investment grade rating by both Moody's Investors Service, Inc. ("Moody's"), and Standard & Poor's Ratings Services ("S&P") and neither Moody's nor S&P shall have placed the Class A Notes under review with possible negative implications.

          (k) The Class B Notes shall be rated at least "[.]" or its equivalent by both Moody's and S&P and neither Moody's nor S&P shall have placed the Class B Notes under review with possible negative implications.

          (l) The Class C Notes shall be rated at least "[.]" or its equivalent by both Moody's and S&P and neither Moody's nor S&P shall have placed the Class C Notes under review with possible negative implications.

          (m) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Issuer or any of the Household Entities other than as set forth or contemplated in the Registration Statement or Prospectus, the effect of which, in any case referred to above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Registration Statement and the Prospectus.

          (n) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, and the Representatives and counsel for the Underwriters shall have received such information, certificates and documents as the Representatives or counsel for the Underwriters may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Representatives and the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Indenture Trustee and the Transferor in writing or by telephone or telegraph confirmed in writing.

     Section 3.   Reimbursement of Expenses.  If the sale of the Notes provided
                  -------------------------
for herein is not consummated because any condition to the Representatives' obligations set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Indenture Trustee or the Household Entities to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Representatives or the Underwriters, the Household Entities, jointly and severally, will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

     Section 4.   Indemnification and Contribution.
                  --------------------------------

     (a) As an inducement to the Underwriters to participate in the public offering of the Notes, the Transferor and HFC, jointly and severally (and the Bank with respect to any information that it has provided in connection with the preparation of the Prospectus and, with respect to the breach of any of its representations and warranties under Section 1 hereunder), agree to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however
                                                             --------  -------
that (i) the Household Entities will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Household Entities by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to any such untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person was not sent a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act. This indemnity agreement will be in addition to any liability which the Household Entities may otherwise have.

          (b) Each Underwriter, severally, agrees to indemnify and hold harmless each of the Household Entities, each of their directors, each of the officers who signs the Registration Statement, and each person who controls any Household Entity within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnities from the Household Entities to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Household Entities by or on behalf of such Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. [The Household Entities acknowledge that the statements relating to the Underwriters set forth in the last paragraph of the cover page, the second paragraph under the heading "Reports to Noteholders", the second sentence under the heading "Risk Factors -Limited Liquidity," and the statements under the heading "Underwriting" in the Prospectus constitute the only information furnished in writing by the Underwriters or on behalf of the Underwriters for inclusion in the Prospectus].

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be
                            --------  -------
satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

          (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Household Entities on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Household Entities on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Household Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Household Entities bears to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Household Entities or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection

(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          Section 5.  Default by an Underwriter.  If any one or more
                      -------------------------
Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder on the Closing Date and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Notes set forth opposite their names in Schedule I with respect to the Closing Date hereto bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided,
                                                                      --------
however, that in the event that the aggregate amount of Notes which the
-------
defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Notes set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, the obligations will terminate without liability of any nondefaulting Underwriter, the Issuer, or any Household Entity. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Transferor, HFC, the Bank and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          Section 6.  Termination.  This Agreement shall be subject to
                      -----------
termination in the absolute discretion of the Representatives, by notice given to the Transferor if after the Execution Time and prior to delivery of and payment for the Notes on the Closing Date, (i) trading in the Common Stock of Household International, Inc. shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared by Federal or State of New York authorities or (iii) there shall have occurred any outbreak or escalation of hostilities involving the United States of America, declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Prospectus.

          Section 7.  Representations and Indemnities to Survive.  The
                      ------------------------------------------
respective agreements, representations, warranties, indemnities and other statements of the Household Entities or the officers of each of them and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Household Entities or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          Section 8.  Notices.  All communications hereunder shall be in writing
                      -------
and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at [.] Attention:
[.]; if sent to any Household Entity, will be mailed, delivered or telegraphed and confirmed to them at 2700 Sanders Road, Prospect Heights, Illinois 60070, attention of General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

          Section 9.  APPLICABLE LAW.  THIS AGREEMENT AND THE RIGHTS AND
                      --------------
OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          Section 10.  Successors.  This Agreement will inure to the benefit of
                       ----------
and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          Section 11.  Counterparts.  This Agreement may be executed by one or
                       ------------
more parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          Section 12.  Miscellaneous.  This agreement supersedes all prior
                       -------------
agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          If you are in agreement with the foregoing, please sign two counterparts hereof and return one to each of the Bank and the Transferor whereupon this letter and your acceptance shall become a binding agreement among the Household Entities and the several Underwriters.

                                   Very truly yours,

                                   HOUSEHOLD BANK (NEVADA), N.A.


                                   By: __________________________________
                                       Name:
                                       Title:


                                   HOUSEHOLD RECEIVABLES FUNDING, INC. III


                                   By: __________________________________
                                       Name:
                                       Title:

                                   HOUSEHOLD FINANCE CORPORATION

                                   By: __________________________________
                                       Name:
                                       Title:

The foregoing Agreement
is hereby confirmed and
accepted as of the date hereof.


     [Name]



          By  [.]


          By _____________________________
             Name:
             Title:

     For themselves and the other
     several Underwriters named
     in Schedule I to the
     foregoing Agreement.

                                  Schedule I
                                  ----------

                                 CLASS A NOTES
                                 -------------

                                                                    Principal
                                                                     Amount
                                                                 ---------------







                                 CLASS B NOTES
                                 -------------

                                                                    Principal
                                                                     Amount
                                                                 ---------------






                                 CLASS C NOTES
                                 -------------

                                                                    Principal
                                                                     Amount
                                                                 ---------------

                                                                    EXHIBIT 10.2





--------------------------------------------------------------------------------





                   HOUSEHOLD CREDIT CARD MASTER NOTE TRUST I

                                     Issuer

                                      and

                         HOUSEHOLD FINANCE CORPORATION

                                 Administrator




                            ADMINISTRATION AGREEMENT

                             Dated as of [.], 2000



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

SECTION  1  DUTIES OF ADMINISTRATOR....................................................    1
SECTION  2  RECORDS....................................................................    6
SECTION  3  COMPENSATION...............................................................    6
SECTION  4  ADDITIONAL INFORMATION TO BE FURNISHED TO ISSUER...........................    6
SECTION  5  INDEPENDENCE OF ADMINISTRATOR..............................................    6
SECTION  6  NO JOINT VENTURE...........................................................    6
SECTION  7  OTHER ACTIVITIES OF ADMINISTRATOR..........................................    6
     SECTION  8  TERM OF AGREEMENT; RESIGNATION AND REMOVAL OF ADMINISTRATOR...........    6
SECTION  9  ACTION UPON TERMINATION, RESIGNATION OR REMOVAL............................    7
SECTION 10  NOTICES....................................................................    7
SECTION 11  AMENDMENTS.................................................................    8
SECTION 12  SUCCESSORS AND ASSIGNS.....................................................    9
SECTION 13  GOVERNING LAW..............................................................    9
SECTION 14  HEADINGS...................................................................    9
SECTION 15  COUNTERPARTS...............................................................    9
SECTION 16  SEVERABILITY...............................................................    9
     SECTION 17  NOT APPLICABLE TO HOUSEHOLD FINANCE CORPORATION IN OTHER CAPACITIES...    9
SECTION 18  LIMITATION OF LIABILITY OF OWNER TRUSTEE AND TRUSTEE.......................    9
SECTION 19  THIRD-PARTY BENEFICIARY....................................................   10
SECTION 20  NONPETITION COVENANTS......................................................   10
SECTION 21  SUCCESSOR ADMINISTRATOR....................................................   10

SCHEDULE 1 - Administration Fee
EXHIBIT A - Form of Power of Attorney

     ADMINISTRATION AGREEMENT dated as of [.], 2000 (the "Administration
                                                          --------------
Agreement"), between HOUSEHOLD CREDIT CARD MASTER NOTE TRUST I, a business trust
---------
organized and existing under the laws of the State of Delaware (herein, the "Issuer"), and HOUSEHOLD FINANCE CORPORATION, a Delaware corporation ("Household
-------                                                                ---------
Finance Corporation"), as administrator (herein, the "Administrator").
-------------------                                   -------------

                             W I T N E S S E T H :

     WHEREAS the Issuer has entered into a Master Indenture, dated as of the Closing Date (as amended, modified or supplemented from time to time in accordance with the provisions thereof, the "Indenture"), between the Issuer and
                                             ---------
Wells Fargo Bank Minnesota, N.A., a national banking association, as indenture trustee (the "Indenture Trustee") to provide for the issuance of its asset
              -----------------
backed notes (the "Notes");
                   -----

     WHEREAS the Issuer has entered into certain agreements in connection with the issuance of the Notes and of the beneficial ownership interest of the Issuer, including (i) a Transfer and Servicing Agreement, dated as of the Closing Date (as amended, modified or supplemented from time to time in accordance with the provisions thereof, the "Transfer and Servicing Agreement"),
                                             --------------------------------
among Household Receivables Funding, Inc. III, as Transferor (the "Transferor"),
                                                                   ----------
Household Finance Corporation, as Servicer (in such capacity, the "Servicer"),
                                                                   --------
and the Issuer, (ii) a Depository Agreement, dated [.], 2000 (the "Depository
                                                                   ----------
Agreement"), among the Issuer, the Indenture Trustee, and The Depository Trust
---------
Company, and (iii) the Indenture (the Transfer and Servicing Agreement, the Depository Agreement, the Trust Agreement and the Indenture being hereinafter referred to collectively as the "Related Agreements") (capitalized terms used
                                 ------------------
herein and not defined herein shall have the meanings assigned to such terms in the Transfer and Servicing Agreement, or if not defined therein, in the Indenture);

     WHEREAS pursuant to the Related Agreements, the Issuer and the Owner Trustee are required to perform certain duties in connection with (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the "Receivables") and (b) the beneficial ownership interest in the Issuer (the
 -----------
holder of such interest being referred to herein as the "Owner");
                                                         -----

     WHEREAS the Issuer and the Owner Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer and the Owner Trustee may from time to time request;

     WHEREAS the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     Section 1.  Duties of Administrator.
                 -----------------------

     (a)  Duties with Respect to the Related Agreements.
          ---------------------------------------------

          (i) The Administrator shall consult with the Owner Trustee regarding the duties of the Issuer and the Owner Trustee under the Related Agreements. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's or the Owner Trustee's duties under the Related Agreements. The

     Administrator shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to any Related Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

               (1) the preparation of or obtaining of the documents and instruments required for authentication of the Notes, if any, and delivery of the same to the Indenture Trustee (Section 2.03);

               (2) the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.05);

               (3) the furnishing of the Indenture Trustee, the Servicer, any Noteholder or the Paying Agent with the names and addresses of Noteholders after receipt of a written request therefor from the Indenture Trustee, the Servicer, any Noteholder or the Paying Agent, respectively (Section 2.09(a));

               (4) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral (Section 2.11);

               (5) the payment of principal and interest in accordance with the terms of the Notes as specified in the relevant Indenture Supplement (Section 3.01(a));

               (6) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

               (7) the direction to Paying Agents to pay to the Indenture Trustee all sums held in trust by such Paying Agents (Section 3.03);

               (8) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Receivables and each other instrument and agreement (Section 3.04);

               (9) the preparation of all supplements, amendments, financing statements, continuation statements, if any, instruments of further assurance and other instruments necessary to protect the Trust Estate (Section 3.05);

               (10) the obtaining of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel as to the Trust Estate, and the annual delivery of the Officers' Certificate and certain other statements as to compliance with the Indenture (Sections 3.06 and 3.09);

               (11) the identification to the Indenture Trustee in an Officers' Certificate of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07(b));

               (12) the delivery of notice to the Indenture Trustee of the occurrence of any Servicer Default of which the Issuer has knowledge and the action, if any, the Issuer is taking in connection with such default (Section 3.07(d));

               (13) the delivery to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer of an Officer's Certificate with respect to various matters relating to compliance with the Indenture (Section 3.09);

               (14) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligation under the Indenture (Section 3.10);

               (15) the delivery of notice to the Indenture Trustee of each Event of Default and each default by the Servicer or the Transferor under the Transfer and Servicing Agreement (Section 3.19);

               (16) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officers' Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

               (17) the taking of all reasonable steps available to remedy the consequences of the occurrence and continuation of an Event of Default specified in clauses (c) and (d) of Section 5.02 of the Indenture and the compliance with any written directive of the Indenture Trustee with respect to the sale of the Trust Estate in a commercially reasonable manner if an Event of Default specified in clause (a) or
          (b) of Section 5.02 of the Indenture shall have occurred and be continuing (Section 5.05);

               (18) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections
          6.08 and 6.10);

               (19) the preparation of an Issuer Request and Officers' Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Trust Estate (Sections 8.09 and 8.10);

               (20) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 10.01, 10.02 and 10.03);

               (21) the execution of new Notes conforming to any supplemental indenture (Section 10.06);

               (22) the preparation of all Officers' Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 12.01(a));

               (23) the preparation and delivery of Officers' Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 12.01(b));

               (24) the notification of each Rating Agency of the information required pursuant to Section 12.05 of the Indenture (Section 12.05);

               (25) the preparation and delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 12.06); and

               (26) comply with the provisions of the Transfer and Servicing Agreement.

          (ii) The Administrator will:

               (1) pay the Indenture Trustee from time to time reasonable compensation for all services rendered by the Indenture Trustee under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (2) except as otherwise expressly provided in the Indenture, reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of the Indenture (including the reasonable compensation, expenses and disbursements of its agents and either in-house counsel or outside counsel, but not both), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

               (3) indemnify, to the fullest extent permitted by law, the Indenture Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any losses, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Indenture, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Indenture; and

               (4) indemnify, to the fullest extent permitted by law, the Owner Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any losses, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement.

     (b)  Additional Duties.
          -----------------

          (i) In addition to the duties of the Administrator set forth above, the Administrator shall perform all duties and obligations of the Issuer under the Related Agreements and shall perform such calculations and shall prepare for execution by the Issuer and shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Issuer shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Related Agreements. Subject to Section 5 of this Agreement, and in accordance with the directions of the Issuer, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Receivables (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

          (ii) The Administrator shall perform the duties of the Administrator specified in Section 9.02 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

          (iii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

          (iv) It is the intention of the parties hereto that the Administrator shall, and the Administrator hereby agrees to, prepare, file and deliver on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Related Documents. In furtherance thereof, the Owner Trustee shall, on behalf of the Issuer, execute and deliver to the Administrator and its agents, and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Issuer for the purpose of executing on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions.

     (c)  Non-Ministerial Matters.
          -----------------------

          (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

                 (1)  the amendment of or any supplement to the Indenture;

                 (2) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection or enforcement of the Collateral);

                 (3) the amendment, change or modification of the Related Agreements;

                 (4) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                 (5)  the removal of the Indenture Trustee.

          (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (A) make any payments to the Noteholders or the Owner under the Related Agreements, (B) sell the Trust Estate pursuant to Section 5.05 of the Indenture other than pursuant to a written directive of the Indenture Trustee or (C) take any other action that the Issuer directs the Administrator not to take on its behalf.

     Section 2.  Records.  The Administrator shall maintain appropriate books of
                 -------
account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Owner Trustee, the Indenture Trustee and the Transferor at any time during normal business hours.

     Section 3.  Compensation.  As compensation for the performance of the
                 ------------
Administrator's obligations under this Agreement, the Administrator shall be entitled to the amount set forth on Schedule 1 which shall be payable in
                                    ----------
accordance with the applicable Indenture Supplement. The Transferor shall be responsible for payment of the Administrator's fees (to the extent not paid pursuant to the applicable Indenture Supplement) and shall reimburse the Administrator for any of its liabilities and extra out-of-pocket expenses related to its performance hereunder or under any Related Document (including without limitation those expenses set forth in Section 1(a)(ii) of this Agreement).

     Section 4.  Additional Information to be Furnished to Issuer.  The
                 ------------------------------------------------
Administrator shall furnish to the Issuer from time to time such additional information regarding the Receivables as the Issuer shall reasonably request.

     Section 5.  Independence of Administrator.  For all purposes of this
                 -----------------------------
Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

     Section 6.  No Joint Venture.  Nothing contained in this Agreement shall
                 ----------------
(a) constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) be construed to impose any liability as such on any of them or (c) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     Section 7.  Other Activities of Administrator.  Nothing herein shall
                 ---------------------------------
prevent the Administrator or its affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

     Section 8.  Term of Agreement; Resignation and Removal of Administrator.
                 -----------------------------------------------------------

     (a) This Agreement shall continue in force until the termination of the Issuer, upon which event this Agreement shall automatically terminate.

     (b)  Subject to Section 8(e) and (f), the Administrator may resign its
                     --------------------
duties hereunder by providing the Issuer with at least 60 days prior written notice.

     (c)  Subject to Section 8(e) and (f), the Issuer may remove the
                     --------------------
Administrator without cause by providing the Administrator with at least 60 days prior written notice.

     (d)  Subject to Section 8(e) and (f), at the sole option of the Issuer, the
                     --------------------
Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

          (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within 30 days (or, if such default cannot be cured in such time, shall not give within 30 days such assurance of cure as shall be reasonably satisfactory to the Issuer);

          (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

          (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

               The Administrator agrees that if any of the events specified in clause (ii) or (iii) of this Section 8(d) shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven days after the happening of such event.

     (e)  No resignation or removal of the Administrator pursuant to this
Section 8 shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

     (f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

     Section 9.  Action upon Termination, Resignation or Removal.  Promptly upon
                 -----------------------------------------------
the effective date of termination of this Agreement pursuant to Section 8(a) or the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b), (c) or (d), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

     Section 10.  Notices.  Any notice, report or other communication given
                  -------
hereunder shall be in writing and addressed as follows:

     (a)  if to the Issuer or the Owner Trustee, to

                 Household Credit Card Master Note Trust I
                 c/o Wilmington Trust Company
                 Rodney Square North
                 1100 North Market Street
                 Wilmington, DE 19890-0001
                 Telephone: 302-651-8856

     (b)  if to the Administrator or the Transferor, to

                 Household Finance Corporation
                 2700 Sanders Road
                 Prospect Heights, Illinois 60070
                 Telephone: 847-564-5000

     (c)  if to the Indenture Trustee, to

                 Wells Fargo Bank Minnesota, N.A.
                 MAC N9311-161, 6th & Marquette
                 Minneapolis, MN 55479
                 Attention: Asset Backed Securities
                 Telephone: 612-667-8058

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above, except that notices to the Indenture Trustee are effective only upon receipt.

     Section 11. Amendments.  This Agreement may be amended from time to time,
                 ----------
by a written amendment duly executed and delivered by the Issuer, the Administrator and the Transferor, with the written consent of the Owner Trustee (and with respect to subsections 1(a)(ii)(1), (2) and (3), the Indenture Trustee), without the consent of any of the Noteholders or the Owner, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, (iii) to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, (iv) to change, modify, delete or add any other obligation of the Issuer and Household Finance Corporation; provided, however that no amendment pursuant to clause (iv) of this Section 11 shall be effective unless the Issuer and Household Finance Corporation have been notified in writing that the Rating Agency Condition has been satisfied; provided, further, the Issuer and Household Finance Corporation shall have delivered to the Indenture Trustee an Officer's Certificate, dated the date of any such action, stating that each of the Issuer and Household Finance Corporation reasonably believes that such action will not have an Adverse Effect, unless the Owner Trustee and the Indenture Trustee shall consent thereto.

     This Agreement may also be amended from time to time, by a written amendment duly executed and delivered by the Issuer, the Administrator and the Transferor, with the written consent of the Owner Trustee, the holders of Notes evidencing not less than a majority in the Outstanding Amount of the Notes and the Owner, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of Noteholders or the Owner; provided, however, that, without the consent of the Holders of all of the Notes then outstanding, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made for the benefit of the Noteholders or (b) reduce the aforesaid portion of the Outstanding Amount of the Notes, the Holders of which are required to consent to any such amendment

     Prior to the execution of any such amendment or consent, the Administrator shall furnish written notification of the substance of such amendment or consent to each Rating Agency. Promptly after the execution of any such amendment or consent, the Administrator shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee.

     It shall not be necessary for the consent of Noteholders pursuant to this
Section 11 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

     Section 12.  Successors and Assigns.  This Agreement may not be assigned by
                  ----------------------
the Administrator unless such assignment is previously consented to in writing by the Issuer, the Transferor and the Owner Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer, the Transferor, the Owner Trustee or the Rating Agencies to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Issuer, the Transferor and the Owner Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

     Section 13.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                  -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 14.  Headings.  The section headings hereof have been inserted for
                  --------
convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     Section 15   Counterparts.  This Agreement may be executed in counterparts,
                  ------------
each of which when so executed shall together constitute but one and the same agreement.

     Section 16.  Severability.  Any provision of this Agreement that is
                  ------------
prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 17.  Not Applicable to Household Finance Corporation in Other
                  --------------------------------------------------------
Capacities.  Nothing in this Agreement shall affect any obligation Household
----------
Finance Corporation may have in any other capacity.

     Section 18.  Limitation of Liability of Owner Trustee and Trustee.
                  ----------------------------------------------------
Notwithstanding anything contained herein to the contrary, this instrument has been signed by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles IV, V, VI and VII of the Trust Agreement.

     Section 19.  Third-Party Beneficiary.
                  -----------------------

     (a) The Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

     (b) Solely with respect to any amounts owing to the Indenture Trustee pursuant to Section 6.07 of the Indenture, the Indenture Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

     Section 20.  Nonpetition Covenants.  Notwithstanding any prior termination
                  ---------------------
of this Agreement, the Administrator shall not at any time with respect to the Issuer or the Transferor acquiesce, petition or otherwise invoke or cause the Issuer or the Transferor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Transferor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Transferor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Transferor; provided, however, that this Section 20 shall not operate to preclude any remedy described in Article V of the Indenture.

     Section 21.  Successor Administrator.  In the event of a servicing transfer
                  -----------------------
pursuant to Article V of the Transfer and Servicing Agreement, the successor servicer under the Transfer and Servicing Agreement shall, upon the date of such servicing transfer, become the successor Administrator hereunder. "Administrator" shall mean initially Household Finance Corporation and
--------------
thereafter its permitted successor and assigns as provided in Section 12 or any successor Administrator as provided in this Section 21.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        HOUSEHOLD CREDIT CARD MASTER NOTE
                                         TRUST I


                                        By: WILMINGTON TRUST COMPANY,
                                            not in its individual capacity
                                            but solely as Owner Trustee,


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        HOUSEHOLD FINANCE CORPORATION,
                                          as Administrator,


                                        By: ____________________________________
                                            Name:
                                            Title:

                 [Signature Page to Administration Agreement]

                                                                      SCHEDULE 1

                                                                       EXHIBIT A
                                                     [Form of Power of Attorney]

                               POWER OF ATTORNEY

STATE OF DELAWARE      )
                       )
COUNTY OF ___________  )


          KNOW ALL MEN BY THESE PRESENTS, that Household Credit Card Master Note Trust I, a Delaware statutory business trust ("Trust"), does hereby make,
                                               -----
constitute and appoint Household Finance Corporation, as Administrator under the Administration Agreement (as defined below), and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Related Documents (as defined in the Administration Agreement), including, without limitation, to appear for and represent the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, and with full power to perform any and all acts associated with such returns and audits that the Trust could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restriction on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements. For the purpose of this Power of Attorney, the term "Administration Agreement" means the Administration
                    ------------------------
Agreement, dated as of _____ __, 2000, between the Trust and Household Finance Corporation, as Administrator and as such may be amended from time to time.


          This power of attorney is coupled with an interest and shall survive and not be affected by the subsequent bankruptcy or dissolution of the Trust.


     All powers of attorney for this purpose heretofore filed or executed by the Trust are hereby revoked.


     EXECUTED this __ day of ________, 2000.

                                        HOUSEHOLD CREDIT CARD MASTER
                                         NOTE TRUST I

                                        By: WILMINGTON TRUST COMPANY,
                                            not in its individual capacity
                                            but solely as Owner Trustee

                                        By: _______________________
                                            Name:
                                            Title: